Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
DAS, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 24, 2008 relating to the financial statements of DAS, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Eugene M Egeberg
Eugene M Egeberg
Certified Public Accountant

Baltimore, Maryland
December 16, 2008